UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events

As discussed under the caption “2009 South Carolina Rate Case” in Note 8 to the Unaudited Consolidated Financial Statements contained in the registrant’s Form 10-Q for the quarter ended September 30, 2009, the registrant is involved in an ongoing rate proceeding before the Public Service Commission of South Carolina (the “Commission”).  The registrant has reached agreement in principle with the South Carolina Office of Regulatory Staff (“ORS”) and Southern Environmental Law Center, Southern Alliance for Clean Energy, Environmental Defense Fund, and the South Carolina Coastal Conservation League (collectively, the “Environmental Intervenors”) resolving certain issues regarding this rate proceeding, including setting the revenue requirement at the level sought by the ORS, and  has filed a Notice of Settlement with the Commission.  The Notice of Settlement is filed  as Exhibit 99.1 hereto, and is incorporated herein by reference. The registrant anticipates that a settlement reflecting the agreement in principle will be filed with the Commission on or before November 23, 2009.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

99.1	Notice of Settlement dated November 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CAROLINAS, LLC

Date: November 16, 2009	By:	/s/ ROBERT T. LUCAS III
	Name:	Robert T. Lucas III
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Notice of Settlement dated November 16, 2009